Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Second Quarter 2016 Results

Singapore – May 4, 2016 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its second fiscal quarter ended April 2, 2016.

Quarterly Results
	Fiscal Q2 2016	Change vs. Fiscal Q2 2015	Change vs. Fiscal Q1 2016
Net Revenue	$156.4 million	up 7.7%	up 44.1%
Gross Profit	$69.6 million	up 1.6%	up 38.1%
Gross Margin	44.5%	down 270 bps	down 200 bps
Income from Operations	$11.7 million	up 19.6%	up 786.7%
Operating Margin	7.5%	up 80 bps	up 910 bps
Net Income	$5.1 million	down 35.8%	up 5692.3%
Net Margin	3.3%	down 220 bps	up 340 bps
EPS – Diluted	$0.07	down 30.0%	up 100%

Jonathan Chou, Kulicke & Soffa's Interim Chief Executive Officer, Chief Financial Officer, stated, “This quarter's strong sequential revenue and operating income increases were driven by solid demand within our core offerings and also our advanced packaging mass reflow solutions. Our broad offerings continue to satisfy new capacity and capability requirements for our comprehensive base of customers."

During the March quarter, the Company incurred a total tax expense of $7.0 million. This quarterly tax expense included a discrete tax item of $4.4 million related to a settlement associated with a previous year. Net income of $5.1 million would have been $9.5 million without this discrete item.

Second Quarter Fiscal 2016 Key Product Trends

•	Ball bonder equipment net revenue increased 54.8% over the December quarter.

•	Wedge bonder equipment net revenue increased by 11.6% over the December quarter.

•	Advanced Packaging Mass Reflow equipment net revenue increased by 152.7% over the December quarter.

Second Quarter Fiscal 2016 Financial Highlights

•	Net revenue of $156.4 million.

•	Gross margin of 44.5%.

•	Net income of $5.1 million or $0.07 per share.

•	Cash and cash equivalents were $482.0 million as of April 2, 2016.

•	7.9 million shares had been repurchased since the stock repurchase program's August 2014 initiation, equivalent to 10.1% of weighted average shares outstanding at the program's inception.

Third Quarter Fiscal 2016 Outlook

The Company currently expects net revenue in the third fiscal quarter of 2016 ending July 2, 2016 to be approximately $195 million to $205 million.
Looking forward, Jonathan Chou commented, “Our broadening product offerings continues to be closely aligned with major industry trends which are driving capacity and capability requirements. As we have in the March quarter, we expect to continue benefiting from new System-In-Package demand requirements through the near term. In the longer-term we are well positioned to participate in growth associated with the Automotive, Industrial and Advanced Packaging segments."

Earnings Conference Call Details

A conference call to discuss these results will be held today, May 4, 2016, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through May 11, 2016 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13634930. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com) The content of our website is not incorporated by reference herein.

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2015 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
P: +31-40-272-3016
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Net revenue	$156,400	$145,227	$264,934	$252,665
Cost of sales	86,753	76,657	144,866	129,361
Gross profit:	69,647	68,570	120,068	123,304
Operating expenses:
Selling, general and administrative	33,788	32,891	58,152	56,989
Research and development	22,439	23,172	46,633	42,753
Amortization of intangible assets	1,665	2,757	3,331	4,086
Restructuring	46	(41)	1,948	(41)
Total operating expenses	57,938	58,779	110,064	103,787
Income from operations:	11,709	9,791	10,004	19,517
Other income (expense):
Interest income	701	453	1,323	715
Interest expense	(276)	(316)	(549)	(619)
Income from operations before income taxes	12,134	9,928	10,778	19,613
Income taxes expense	7,045	1,997	5,780	3,840
Net income	$5,089	$7,931	$4,998	$15,773

Net income per share:
Basic	$0.07	$0.10	$0.07	$0.21
Diluted	$0.07	$0.10	$0.07	$0.20

Weighted average shares outstanding:
Basic	70,389	76,821	70,563	76,855
Diluted	70,634	77,570	70,801	77,488

	Three months ended		Six months ended
Supplemental financial data:	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Depreciation and amortization	$4,151	$5,007	$8,202	$8,563
Capital expenditures	1,522	1,191	2,916	3,444
Equity-based compensation expense:
Cost of sales	97	88	225	216
Selling, general and administrative	1,460	1,976	690	4,475
Research and development	416	517	1,120	1,325
Total equity-based compensation expense	$1,973	$2,581	$2,035	$6,016

	As of
	April 2, 2016	March 28, 2015
Backlog of orders [1]	$130,549	$77,509
Number of employees	2,639	2,822

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	April 2, 2016	October 3, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$481,993	$498,614
Accounts and other receivable, net of allowance for doubtful accounts of $366 and $621 respectively	162,546	108,596
Inventories, net	79,780	79,096
Prepaid expenses and other current assets	16,463	16,937
Deferred income taxes	—	4,126
TOTAL CURRENT ASSETS	740,782	707,369

Property, plant and equipment, net	51,312	53,234
Goodwill	81,272	81,272
Intangible assets	54,140	57,471
Other assets	7,472	5,120
TOTAL ASSETS	$934,978	$904,466

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$59,817	$25,521
Accrued expenses and other current liabilities	45,612	45,971
Income taxes payable	10,272	2,442
TOTAL CURRENT LIABILITIES	115,701	73,934

Financing obligation	17,174	16,483
Deferred income taxes	28,473	33,958
Other liabilities	10,724	10,842
TOTAL LIABILITIES	172,072	135,217

SHAREHOLDERS' EQUITY
Common stock, no par value	494,022	492,339
Treasury stock, at cost	(139,407)	(124,856)
Retained earnings	407,861	402,863
Accumulated other comprehensive income	430	(1,097)
TOTAL SHAREHOLDERS' EQUITY	762,906	769,249

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$934,978	$904,466

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Net cash (used in) / provided by operating activities	$(8,673)	$2,118	$(979)	$48,560
Net cash used in investing activities, continuing operations	(180)	(86,381)	(1,792)	(90,557)
Net cash used in financing activities, continuing operations	(1,668)	(10,971)	(14,093)	(18,592)
Effect of exchange rate changes on cash and cash equivalents	(421)	(210)	243	(246)
Changes in cash and cash equivalents	(10,942)	(95,444)	(16,621)	(60,835)
Cash and cash equivalents, beginning of period	492,935	622,590	498,614	587,981
Cash and cash equivalents, end of period	$481,993	$527,146	$481,993	$527,146